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                                                                   EXHIBIT 10.10

             $50,000,000 EXCESS $90,000,000 FLORIDA ONLY CATASTROPHE
                              REINSURANCE CONTRACT
                             EFFECTIVE: JUNE 1, 2004

                                    issued to

                       Liberty American Insurance Company
                             Pinellas Park, Florida
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                     Liberty American Insurance Group, Inc.

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                           TABLE OF CONTENTS

ARTICLE                                                 PAGE
     I   Classes of Business Reinsured                    1
    II   Term                                             1
   III   Territory                                        2
    IV   Exclusions                                       2
     V   Retention and Limit                              4
    VI   Reinstatement                                    4
   VII   Definitions                                      5
  VIII   Other Reinsurance                                6
    IX   Loss Occurrence                                  6
     X   Loss Notices and Settlements                     7
    XI   Salvage and Subrogation                          8
   XII   Florida Hurricane Catastrophe Fund               8
  XIII   Reinsurance Premium                              8
   XIV   Late Payments                                    9
    XV   Offset (BRMA 36D)                               10
   XVI   Access to Records (BRMA 1D)                     11
  XVII   Liability of the Reinsurer                      11
 XVIII   Net Retained Lines (BRMA 32E)                   11
   XIX   Errors and Omissions (BRMA 14F)                 11
    XX   Currency (BRMA 12A)                             11
   XXI   Taxes (BRMA 50C)                                12
  XXII   Federal Excise Tax (BRMA 17A)                   12
 XXIII   Reserve Requirements                            12
  XXIV   Insolvency                                      14
   XXV   Arbitration                                     14
  XXVI   Service of Suit                                 15
 XXVII   Agency Agreement                                16
XXVIII   Governing Law                                   16
  XXIX   Confidentiality                                 16
   XXX   Severability                                    16
  XXXI   Intermediary (BRMA 23A)                         17

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             $50,000,000 EXCESS $90,000,000 FLORIDA ONLY CATASTROPHE
                              REINSURANCE CONTRACT
                             EFFECTIVE: JUNE 1, 2004

                                    issued to

                       Liberty American Insurance Company
                             Pinellas Park, Florida
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                     Liberty American Insurance Group, Inc.
             (hereinafter referred to collectively as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - CLASSES OF BUSINESS REINSURED

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Property business, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE II - TERM

A. This Contract shall become effective on June 1, 2004, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2005, both days inclusive.

B. If this Contract expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

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ARTICLE III - TERRITORY

The liability of the Reinsurer shall be limited to losses under policies covering property located within the territorial limits of the State of Florida or extra territorial limits of the Company's policies.

ARTICLE IV - EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

      1.    Financial guarantee and insolvency.

      2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)" and the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (Canada)" attached to and forming part of this Contract.

      3. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

      4. Loss or liability excluded under the provisions of the "Pools, Associations and Syndicates Exclusion Clause" attached to and forming part of this Contract.

      5. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      6. Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 300 meters (or 1,000 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters' or distributors' policy.

      7.    Accident and Health, Casualty, Fidelity and/or Surety business.

      8. Pollution and seepage coverages excluded under the provisions of the "Pollution and Seepage Exclusion Clause (BRMA 39A)" attached to and forming part of this Contract.

      9. Notwithstanding any other provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising

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            out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

            An "act of terrorism" includes any act, or preparation in respect of action, or threat of action, designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

            a.    Involves violence against one or more persons; or

            b.    Involves damage to property; or

            c. Endangers life other than that of the person committing the action; or

            d. Creates a risk to health or safety of the public or a section of the public; or

            e. Is designed to interfere with or to disrupt an electronic system.

            This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

            Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this Contract, in respect only of personal lines this Contract will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear pollution or contamination.

      10. Loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other "microbial contamination." This includes:

            a. Any supervision, instruction, recommendations, warnings or advice given or which should have been given in connection with the above; and

            b. Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

            For purposes of this exclusion, "microbial contamination" means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

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            Losses resulting from the above causes do not in and of themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:

                  Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

            Notice of any claims for mold-related losses must be given by the Company to the Reinsurer, in writing, within 24 months after the commencement date of the loss occurrence to which such claims relate.

      11. Loss or liability excluded under the provisions of the "Electronic Data Endorsement B" (N.M.A. 2915) attached to and forming part of this Contract.

ARTICLE V - RETENTION AND LIMIT

A. The Company shall retain and be liable for the first $90,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer shall not exceed $50,000,000 as respects any one loss occurrence.

B. No claim shall be made as respects any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes of this Contract, the Company shall be the sole judge of what constitutes one risk.

ARTICLE VI - REINSTATEMENT

A. In the event all or any portion of the reinsurance hereunder is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

      1. The percentage of the occurrence limit reinstated (based on the loss paid by the Reinsurer); times

      2. The final adjusted reinsurance premium, as calculated in accordance with Article XIII, for the term of this Contract (exclusive of reinstatement premium).

B. Whenever the Company requests payment by the Reinsurer of any loss hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer. If the final adjusted reinsurance premium for the term of this Contract has not been determined as of the date of any such statement, the calculation of reinstatement premium due shall be based on the annual deposit premium and shall be readjusted when the final adjusted reinsurance premium for the term of this Contract has been determined. Any reinstatement premium shown to be due the Reinsurer as reflected by any such statement (less prior payments, if any) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss. Any return reinstatement premium shown

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      to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's statement.

C. Notwithstanding anything stated herein, the liability of the Reinsurer hereunder shall not exceed $50,000,000 as respects loss or losses arising out of any one loss occurrence, nor shall it exceed $100,000,000 in all during the term of this Contract.

ARTICLE VII - DEFINITIONS

A. "Ultimate net loss" as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

B. "Loss in excess of policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

      1. "Loss in excess of policy limits" shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company's policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

      2. "Extra contractual obligations" shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

      Notwithstanding anything stated herein, the amount included in the ultimate net loss for any one loss occurrence as respects loss in excess of policy limits and extra contractual obligations shall not exceed 25.0% of the Company's indemnity loss hereunder arising out of that loss occurrence.

      Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other

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      organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

      If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

C. "Loss adjustment expense" as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, declaratory judgments, interest on judgments, expenses of outside adjusters, and a pro rata share of the salaries and expenses of the Company's field employees according to the time occupied adjusting such losses and expenses of the Company's officials incurred in connection with the losses, but shall not include office expenses or salaries of the Company's regular employees.

ARTICLE VIII - OTHER REINSURANCE

The Company shall be permitted to carry underlying excess catastrophe reinsurance, recoveries under which shall inure solely to the benefit of the Company. The Company shall also carry 15.0% quota share reinsurance on its direct personal lines business, recoveries under which shall inure to the benefit of this Contract, or so deemed.

ARTICLE IX - LOSS OCCURRENCE

A. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

      1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

      2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

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      3.    As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

      4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company's "loss occurrence."

      5. As regards firestorms, brush fires, and other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within a 100-mile radius of any one fixed point selected by the Company may be included in the Company's "loss occurrence." However, an individual loss subject to this subparagraph cannot be included in more than one "loss occurrence."

B. For all those "loss occurrences," other than those referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any "loss occurrence" referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C. As respects those "loss occurrences" referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "loss occurrences," provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "loss occurrence" claimed under the 168 hours provision.

ARTICLE X - LOSS NOTICES AND SETTLEMENTS

A. Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B. All loss settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.

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ARTICLE XI - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE XII - FLORIDA HURRICANE CATASTROPHE FUND

A. Any loss reimbursement paid or payable to the Company under the Florida Hurricane Catastrophe Fund (FHCF) as a result of loss occurrences commencing during the term of this Contract shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the reimbursement contract between the Company and the State Board of Administration of the State of Florida at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF's claims paying capacity.

B. Prior to the determination of the Company's FHCF retention and payout, if any, under the reimbursement contract, the Reinsurer's liability hereunder will be determined provisionally based on the projected payout, determined in accordance with the provisions of the reimbursement contract. Following determination of the payout under the reimbursement contract, the ultimate net loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer in any one loss occurrence is less than the amount previously paid by the Reinsurer, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer in any one loss occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company.

C. If an FHCF reimbursement amount is based on the Company's losses in more than one loss occurrence and the FHCF does not designate the amount allocable to each loss occurrence, the FHCF reimbursement amount shall be prorated in the proportion that the Company's losses in each loss occurrence bear to the Company's total losses arising out of all loss occurrences to which the FHCF reimbursement applies.

D. Any reimbursement premiums or emergency assessment paid by the Company under the FHCF shall be deemed to be premiums paid for inuring reinsurance.

ARTICLE XIII - REINSURANCE PREMIUM

A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer the greater of the following:

      1.    A minimum premium of $1,240,000; or

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      2.    The sum of the following:

            a. 1.856% of the Company's gross earned premium for Condominium, Dwelling and Homeowners business during the term of this Contract; and

            b. 2.228% of the Company's gross earned premium for Manufactured Homeowners business during the term of this Contract.

B. The Company shall pay the Reinsurer a deposit premium of $1,550,000, payable in four equal installments of $387,500 on June 1, September 1 and December 1 of 2004 and March 1, 2005.

C. Within 45 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

D. "Gross earned premium" as used herein is defined as earned premium of the Company for the classes of business reinsured hereunder, before the deduction of any premiums ceded by the Company for reinsurance which inures to the benefit of this Contract. Gross earned premium will not include the Company's earned premium for Homeowners, Manufactured Homeowners, Dwelling and Condominium policies that include a "No Wind/No Water" exclusion. It is understood that gross earned premium shall include catastrophe fees, but shall exclude MGA fees, DRST fees and policy surcharges to recoup residual market deficit assessments.

ARTICLE XIV - LATE PAYMENTS

A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B. In the event any premium, loss or other payment due either party is not received by the intermediary named in Article XXXI (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due, may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

      1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

      2. 1/365ths of the six-month United States Treasury Bill rate, as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

      3.    The amount past due, including accrued interest.

      It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

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C.    The establishment of the due date shall, for purposes of this Article, be determined as follows:

      1. As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

      2. Any claim or loss payment due the Company hereunder shall be deemed due 10 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

      3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of paragraph C above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

      For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D. Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense or control of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

ARTICLE XV - OFFSET (BRMA 36D)

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a

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party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

ARTICLE XVI - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE XVII - LIABILITY OF THE REINSURER

A. The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XVIII - NET RETAINED LINES (BRMA 32E)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XIX - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XX - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

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

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXI - TAXES (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

ARTICLE XXII - FEDERAL EXCISE TAX (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE XXIII - RESERVE REQUIREMENTS

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded United States unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) by:

      1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

      2.    Escrow accounts for the benefit of the Company; and/or

      3.    Cash advances;

      if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

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

B. If the Reinsurer is unauthorized in any province or jurisdiction of Canada, the Reinsurer agrees to fund 115% of its share of the Company's ceded Canadian unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) by:

      1. A clean, irrevocable and unconditional letter of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a Canadian bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities, for no more than 15/115ths of the total funding required; and/or

      2.    Cash advances for the remaining balance of the funding required;

      if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.

C. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

      1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

      2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

      3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

      4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

      5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences), if so requested by the Reinsurer.

      In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for C(1) or C(2) or C(4), in the case of C(3), the actual amount

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

      determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XXIV - INSOLVENCY

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by
      Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARTICLE XXV - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute or difference between the Company and any Reinsurer relating to the interpretation or performance of this Contract, including its formation or validity, or any transaction under this Contract, whether arising before or after termination, shall be submitted to arbitration.

B. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article provided that communication shall be made by the Company to each of the reinsurers constituting the one party, and provided, however, that nothing therein shall impair the rights of such reinsurers to assert

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

      several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Contract from several to joint.

C. Upon written request of any party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within 30 days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held to appoint the third arbitrator. All arbitrators shall be active or retired officers of insurance or reinsurance companies, or Lloyd's London Underwriters, and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within 30 days of the appointment of the third arbitrator.

D. The parties hereby waive all objections to the method of selection of the arbitrators, it being the intention of both sides that all the arbitrators be chosen from those submitted by the parties.

E. The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The arbitrators may award interest and costs. Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expenses of the third arbitrator and of the arbitration.

F. The decision in writing of the majority of the arbitrators shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The arbitration shall take place in Pinellas Park, Florida, unless otherwise mutually agreed between the Company and the Reinsurer.

G. This Article shall remain in full force and effect in the event any other provision of this Contract shall be found invalid or non-binding.

H. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

ARTICLE XXVI - SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities. This
Article is not intended to conflict with or override the parties obligations to arbitrate their disputes in accordance with Article XXV.)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a

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

      court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXVII - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXVIII - GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida exclusive of the rules with respect to conflicts of law, except as to rules with respect to credit for reinsurance in which case the applicable rules of all the states shall apply.

ARTICLE XXIX - CONFIDENTIALITY

The Reinsurer, except with the express prior written consent of the Company, shall not directly or indirectly communicate, disclose or divulge to any third party any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company's books, records and papers. The restrictions as outlined in this Article shall not apply to communication or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, arbitrators involved in any arbitration procedures under this Contract or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority.

ARTICLE XXX - SEVERABILITY

If any provision of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

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

ARTICLE XXXI - INTERMEDIARY (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Pinellas Park, Florida, this ______ day of _________________ in the year ______.

                                 _______________________________________________
                                 Liberty American Insurance Group, Inc. (for and on behalf of the "Company")

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                                    Page 17

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE (U.S.A.)

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      I. Nuclear reactor power plants including all auxiliary property on the site, or

      II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

      III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

      IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

      (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.    Without in any way restricting the operations of paragraphs (1), (2) and
      (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.    Reassured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

      (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE (CANADA)

1. This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      (a) nuclear reactor power plants including all auxiliary property on the site, or

      (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

      (c) installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

      (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

      (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.    Reinsured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused:

      (1) by any nuclear incident, as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

      (2)   by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured, whether new, renewal or replacement, which become effective on or after December 31, 1992.

N.M.A. 1980a (1/4/96)

               POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE

SECTION A:

Excluding:

      (a) All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

      (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

            Industrial Risk Insurers,
            Associated Factory Mutuals,
            Improved Risk Mutuals,
            Any Pool, Association or Syndicate formed for the purpose of writing
              Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,
            United States Aircraft Insurance Group,
            Canadian Aircraft Insurance Group,
            Associated Aviation Underwriters,
            American Aviation Underwriters.

Section B does not apply:

      (a) Where The Total Insured Value over all interests of the risk in question is less than $250,000,000.

      (b) To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

      (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(a).

      (d)   To risks as follows:

            Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than railroad schedules) and builder's risks on the classes of risks specified in this subsection (d) only.

Where this clause attaches to Catastrophe Excesses, the following Section C is added:

SECTION C:

Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

      (1)   The following so-called "Coastal Pools":

            Alabama Insurance Underwriting Association
            Louisiana Insurance Underwriting Association
            Mississippi Windstorm Underwriting Association
            North Carolina Insurance Underwriting Association
            South Carolina Windstorm and Hail Underwriting Association Texas Windstorm Insurance Association

AND

      (2)   All "Fair Plan" and "Rural Risk Plan" business

AND

      (3) Citizens Property Insurance Corporation ("CPIC") and the California Earthquake Authority ("CEA")

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

      (i) The inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms to meet its liability.

      (ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:

      (1) Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in its Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company's initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

      (2) Notwithstanding Section C above, in respect of CPIC, where an assessment is made against the Company by CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

            (a) The Company's assessment from CPIC for the accounting year in which the loss occurrence commenced, or

            (b)   The product of the following:

                  (i) The Company's percentage participation in CPIC for the accounting year in which the loss occurrence commenced; and

                  (ii)  CPIC's total losses in such loss occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by CPIC of the collection of monies.

NOTES:       Wherever used herein the terms:

             "Company"         shall be understood to mean "Company,"
                               "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

             "Agreement"       shall be understood to mean "Agreement,"
                               "Contract," "Policy" or whatever other term is used to designate the attached reinsurance document.

             "Reinsurers"      shall be understood to mean "Reinsurers,"
                               "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company's property loss under the applicable original policy.

BRMA 39A

                          ELECTRONIC DATA ENDORSEMENT B

1.    ELECTRONIC DATA EXCLUSION

      Notwithstanding any provision to the contrary within the Contract or any endorsement thereto, it is understood and agreed as follows:-

      a) This Contract does not insure loss, damage, destruction, distortion, erasure, corruption or alteration of ELECTRONIC DATA from any cause whatsoever (including but not limited to COMPUTER VIRUS) or loss of use, reduction in functionality, cost, expense of whatsoever nature resulting therefrom, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

            ELECTRONIC DATA means facts, concepts and information converted to a form useable for communications, interpretation or processing by electronic and electromechanical data processing or electronically controlled equipment and includes programs, software and other coded instructions for the processing and manipulation of data or the direction and manipulation of such equipment.

            COMPUTER VIRUS means a set of corrupting, harmful or otherwise unauthorized instructions or code including a set of maliciously introduced unauthorized instructions or code, programmatic or otherwise, that propagate themselves through a computer system or network of whatsoever nature. COMPUTER VIRUS includes but is not limited to "Trojan Horses," "worms" and "time or logic bombs."

      b) However, in the event that a peril listed below results from any of the matters described in paragraph a) above, this Contract, subject to all its terms, conditions and exclusions, will cover physical damage occurring during the Contract period to property insured by this Contract directly caused by such listed peril.

            Listed Perils

            Fire
            Explosion

2.    ELECTRONIC DATA PROCESSING MEDIA VALUATION

      Notwithstanding any provision to the contrary within the Contract or any endorsement thereto, it is understood and agreed as follows:-

      Should electronic data processing media insured by this Contract suffer physical loss or damage insured by this Contract, then the basis of valuation shall be the cost of the blank media plus the costs of copying the ELECTRONIC DATA from back-up or from originals of a previous generation. These costs will not include research and engineering nor any costs of recreating, gathering or assembling such ELECTRONIC DATA. If the media is not repaired, replaced or restored the basis of valuation shall be the cost of the blank media. However this Contract does not insure any amount pertaining to the value of such ELECTRONIC DATA to the Assured or any other party, even if such ELECTRONIC DATA cannot be recreated, gathered or assembled.

N.M.A. 2915 (25.1.01)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited